Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and effective November 24th , 2020

BETWEEN:	Tesheb Casimir (the "Seller"), a Natural Person and a current Resident of Malaysia and for purposes of business using address:

No. 17-2-2, Jalan 3-62D, Medan Putra Business Centre, Kuala Lumpur, Malaysia

AND:	EMRY CAPITAL GROUP. (the "Purchaser"), a company organized and existing under the laws of State of Florida, with its head office located at:

555 S Australian Ave West Palm Beach FL 33401

RECITALS

WHEREAS, the Seller is the record owner and holder of 10.8 million common stock of the Company, DKG Capital Inc. (DKGH), a Nevada company, which Company has issued Common Shares; and

WHEREAS, the Purchaser desires to purchase said Common Shares, and the Seller desires to sell said Common Shares, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Company's Common Stock aforementioned, it is hereby agreed as follows:

1.     PURCHASE AND SALE

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such Common stock, and the Purchaser shall purchase from the Seller the Company's Common Stock in consideration of the purchase price set forth in this Agreement.

COMMON STOCK. The certificates representing the Company's Common Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

LOST CERTIFICATES. If Stock Certificates are unable to be located or missing the Seller will assist and duly sign the necessary and appropriate documentation for their replacements while all costs of transfer and replacement of missing Stock Certificates will be borne by the buyer.

The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at offices located at 500 S Australian Ave, West Palm Beach, FL 33401, USA, and in part by electronic means.

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2.     AMOUNT AND PAYMENT OF PURCHASE PRICE AND PAYMENT METHOD

The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof.

3.     REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby warrants and represents:

A.	Organization and Standing. Company is a company duly organized, validly existing and in good standing under the laws of Nevada, and Seller, has the power and authority to carry on said business as it is now being conducted.

B.	Restrictions on Stock:

i.	Seller is the lawful owner of the Common Stock, and Controlling Interest of DKG Capital, Inc. (DKGH), free and clear of all security interests, liens, encumbrances, equities and other charges.

ii.	There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

iii.	Seller hereby forfeits all claims to any all corporate / capital / company debt.

4.     REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Company which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5.     Entire Agreement

This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.     Sections and Other Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.     Governing Law

This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of FLORIDA, USA. The parties herein waive trial by jury and agree to submit to the jurisdiction and venue of a court located in FLORIDA, USA

8.     ATTORNEY’S FEES

In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

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IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER: TESHEB CASIMIR	PURCHASER: EMRY CAPITAL GROUP.

/s/ Tesheb Casimir	/s/ Miro Zecevic
Signature Dec 1 2020	MIRO ZECEVIC Dec 1 2020

EXHIBIT "A" AMOUNT AND PAYMENT AND PAYMENT METHOD OF PURCHASE PRICE

1.      Consideration (“Purchase Price”)

As total consideration for the purchase and sale of the Common Shares or Control Block of the Company (DKGH), pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of Fifty Thousand Dollars (USD $50,000) such total consideration to be referred to in this Agreement as the "Purchase Price”

2.      Escrow Agreement (“The Agent”) & Payment

Payment to seller done solely through nominated Escrow Agent, Mr Martin Shell of Shell Law (as per signed Escrow Agreement dated 24th November 2020 between Agent, Emry Capital and Mr Casimir).

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